Exhibit 99.2

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

May 29, 2015

Each of the undersigned hereby terminates that certain Joint Filing and Solicitation Agreement, dated April 16, 2015, relating to iPass Inc. to the extent the undersigned is a party thereto, effective immediately.

CATALYSIS PARTNERS, LLC			CATALYSIS OFFSHORE LTD.

By	Francis Capital Management, LLC its Managing Member and Investment Manager

By:	/s/ John P. Francis		By:	/s/ John P. Francis
	Name:	John P. Francis		Name:	John P. Francis
	Title:	Managing Member		Title:	Director

FRANCIS CAPITAL MANAGEMENT, LLC

By:	/s/ John P. Francis
	Name:	John P. Francis
	Title:	Managing Member

/s/ John P. Francis
JOHN P. FRANCIS

FOXHILL OPPORTUNITY FUND, L.P.			FOXHILL CAPITAL (GP), LLC

By:	/s/ Neil Weiner		By:	/s/ Neil Weiner
	Name:	Neil Weiner		Name:	Neil Weiner
	Title:	Managing Member		Title:	Managing Member

FOXHILL CAPITAL PARTNERS, LLC

By:	/s/ Neil Weiner
	Name:	Neil Weiner
	Title:	Managing Member

/s/ Neil Weiner
NEIL WEINER

MAGUIRE FINANCIAL, LP			MAGUIRE ASSET MANAGEMENT, LLC

By:	/s/ Timothy Maguire		By:	/s/ Timothy Maguire
	Name:	Timothy Maguire		Name:	Timothy Maguire
	Title:	Managing Member		Title:	Managing Member

/s/ Timothy Maguire
TIMOTHY MAGUIRE

ZUMA CAPITAL MANAGEMENT LLC

By:	ZCM Opportunities Fund LP, its Investment Manager

By:	/s/ Brent S. Morrison
	Name:	Brent S. Morrison
	Title:	Managing Director

ZCM OPPORTUNITIES FUND LP

By:	/s/ Brent S. Morrison
	Name:	Brent S. Morrison
	Title:	Managing Director

/s/ Brent S. Morrison
BRENT S. MORRISON

/s/ Richard A. Karp	/s/ Damien J. Park
RICHARD A. KARP	DAMIEN J. PARK

/s/ Norman J. Rice, III	/s/ Kenneth H. Traub
NORMAN J. RICE, III	KENNETH H. TRAUB